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                                                                      EXHIBIT 99




Mr. Edward W. Gallaher, Sr.
President
Phoenix Medical Technology, Inc.
Post Office Box 346
Andrews, South Carolina  29510

August 18, 2000




Dear Mr. Gallaher:

This is to confirm that the client-auditor relationship between Phoenix Medical Technology, Inc. (Commission File Number 0-13401) and Arthur Andersen LLP has ceased.

Very truly yours,

s/Arthur Andersen
ARTHUR ANDERSEN LLP




HBD

Copy to:
SEC Office of the Chief Accountant